UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2026

Bob’s Discount Furniture, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-43101	46-4501905
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

434 Tolland Turnpike,	Manchester,	Connecticut
(Address of principal executive offices)
06042
(Zip Code)
(860)	474-1200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01    Regulation FD Disclosure

Bob’s Discount Furniture, Inc. (the “Company”) announced its second quarter 2026 financial results on August 6, 2026 and reaffirmed its full fiscal year 2026 financial outlook. Within that outlook, the Company updated its GAAP net income guidance to reflect the tariff refund received in the second quarter. The updated GAAP net income range inadvertently excluded the related tax impact of the refund. Accordingly, the Company’s outlook for GAAP net income for full fiscal year 2026 is $142 million to $150 million. All other metrics within the Company’s outlook issued on August 6, 2026 remain unchanged.
Item 9.01    Financial Statements and Exhibits

(c) The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page with Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of August, 2026.

BOB’S DISCOUNT FURNITURE, INC.

By:	/s/ Carl Lukach
Name:	Carl Lukach
Title:	Chief Financial Officer, Executive Vice President and Treasurer